Exhibit 23.1(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Post-Effective Form S-1 Amendment #1 of our report dated November 16, 2015 with respect to the audited consolidated financial statements of Aristocrat Group Corp for the year ended July 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 5, 2016